UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2017

SUNSHINE HEART, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	68-0533453
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12988 Valley View Road

Eden Prairie, Minnesota 55344

(Address of Principal Executive Offices)  (Zip Code)

(952) 345-4200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 11, 2017, Sunshine Heart, Inc. (the “Company”) announced that Jim Breidenstein will join the Company as Chief Commercial Officer effective April 24, 2017. In this capacity, Mr. Breidenstein will be responsible for all commercial operations of the Company.

Prior to joining the Company, Mr. Breidenstein was President and Chief Operating Officer of Surgical Theater, a medical virtual reality software company. Prior to Surgical Theater, Mr. Breidenstein was Senior Vice President of Sales at Cardiovascular Systems, Inc., a company focused on developing and commercializing innovative solutions for treating peripheral and coronary vascular disease, and Director of Sales at Kyphon, Inc, a startup company specializing in spine surgical instruments that was acquired by Medtronic in 2007. Mr. Breidenstein earned his B.A. in Business Studies from State University of New York College at Buffalo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNSHINE HEART, INC.

Dated: April 11, 2017	By:	/S/ CLAUDIA DRAYTON
Claudia Drayton, Chief Financial Officer